     NEWS RELEASE

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Third Quarter 2016 Results
SOUTHFIELD, MI, November 8, 2016 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), today announced results for its third quarter ended September 25, 2016.
Third Quarter 2016 Performance (compared with prior-year period, unless otherwise stated)

•	Achieved stable total revenue of $46.7 million

•	Operating expenses improved 5.4% on lower commodity costs, strong cost control and Bagger Dave’s rationalization

•	Significantly improved operating loss and net loss to $0.8 million and $1.4 million, respectively

•	Restaurant-level EBITDA increased 8% to $7.9 million; Restaurant-level EBITDA margin expanded 140 basis points to 16.9%(1)

•	BWW restaurant-level EBITDA margin of 19.4%, up 10 basis points
(1)Please see the attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA
David G. Burke, President and CEO, commented, “We were very pleased with our overall performance as we continued to execute our strategy to grow our Buffalo Wild Wings business and improve our financial position and performance. We made significant improvements over the last year in our cost structure with the rationalization of underperforming restaurants and implementing productivity initiatives that are driving improved operating profitability.
“We also took steps to combat near-term sales challenges and better position the business as we spin off Bagger Dave’s, capitalize on our strong operational expertise and leverage our leading position as the largest franchisee of Buffalo Wild Wings. We successfully rolled out the BWW half-price wings promotion and remodeled more of our stores to the Stadia design while also testing the new BWW Blazin’ Rewards program and expanding online ordering and home delivery.
“In 2017, with our focus solely on the BWW business, we believe we can accelerate our positive momentum and further strengthen our financial performance and balance sheet, and grow shareholder value.”
Bagger Dave’s Spin Off
The proposed spinoff of Bagger Dave’s is moving along with the goal to complete the transaction by the end of 2016. Bagger Dave’s filed its Form 10 with the Securities and Exchange Commission (SEC) on October 4, 2016. It is currently under review, so the timing of the spinoff is subject to the DRH’s ability to satisfy the SEC’s requests in a timely manner, which the Company feels confident in achieving.

Third Quarter 2016 Results

$ In thousands	Q3 2016	Q3 2015	$ Change	% Change
Revenue	$46,689	$47,078	$(389)	(0.8)%
Total operating expenses	47,491	50,218	(2,727)	(5.4)%
Operating profit (loss)	(802)	(3,140)	2,338	74.5%
Operating margin	(1.7)%	(6.7)%
Net loss	$(1,389)	$(3,582)	2,193	61.2%
Fully diluted net loss per share	$(0.05)	$(0.14)	$0.09	64.3%

•	Comparable revenue reflects a net reduction of five restaurants since last year’s third quarter; DRH had 83 total restaurants, 64 of which were BWW at the end of the quarter.

•	Comparable-store sales for 59 BWW were down 1.8% largely due to macro factors affecting the casual dining sector nationwide, including over saturation.

•	Average weekly sales volume (“AWV”) for the 19 Bagger Dave’s restaurants improved 10% to $20,500.

•
Operating expenses declined $2.7 million, or 5.4%, to $47.5 million, which was largely due to lower average wing costs, cost reduction initiatives, and improvement in productivity from the closures of underperforming Bagger Dave’s.

•	Interest expense was down $400 thousand to $1.4 million, which was largely due to recognizing the disposal of old loan fees in the prior-year period.

Business Performance

	Three Months Ended
	September 25, 2016	Percent of sales	September 27, 2015	Percent of sales
BWW revenue	$41,625	89.2%	$41,034	87.2%
BWW Comparable-store sales	(1.8)%		1.5%
Bagger Dave's revenue	5,063	10.8%	6,044	12.8%
Bagger Dave's AWV	$20.5		$18.5

BWW (restaurant-level EBITDA)	$8,062	19.4%	$7,853	19.1%
Bagger Dave's (restaurant-level EBITDA)	(2)	0.0%	(211)	(3.5)%
Restaurant-Level EBITDA	7,910	16.9%	7,313	15.5%

General and administrative expenses	(3,285)	(7.0)%	(4,027)	(8.6)%
Non-recurring expenses	408	0.9%	810	1.7%
Adjusted EBITDA	5,033	10.8%	4,096	8.7%
Balance Sheet Highlights
Cash and cash equivalents were $4.3 million at September 25, 2016 compared with $14.2 million at December 27, 2015. Total debt decreased $4.9 million to $121.3 million at the end of the third quarter from 2015 year-end.
Capital expenditures were $13.9 million during the first nine months of 2016 and were for new restaurant development, restaurant refreshes, and revamping six additional BWW restaurants to the Stadia design. 27 of the 64 BWW restaurants have now been upgraded to the Stadia design, and the Company expects the remainder to be completed by 2020.

Fiscal 2016 Guidance
Upon completion of the spinoff of Bagger Dave’s, the Company expects to treat it as discontinued operations for its fourth quarter and full year 2016 results. As a result, the following outlook for 2016 will comprise just the BWW business.

•	Revenue from continued operations of $164 million to $168 million

•	Restaurant-level EBITDA of $33 million to $35 million

•	Adjusted EBITDA between $21 million to $23 million

•	Total G&A expense, excluding one-time spin off costs, at approximately 6% of sales; the spinoff is expected to result in $1.5 million to $2.0 million in future G&A savings for DRH

•	Capital expenditures of approximately $14.5 million to $15 million. No new restaurants are planned to be opened in the fourth quarter.
Webcast and Conference Call
DRH will host a conference call and live webcast on Tuesday, November 8, 2016 at 5:00 p.m. Eastern Time, during which management will review the financial and operating results for the third quarter and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 689-8562. The webcast can be monitored on the Company’s website at www.diversifiedrestaurantholdings.com.
A telephonic replay will be available from 8:00 p.m. ET on the day of the call through Tuesday,
November 15, 2016. To listen to the archived call, dial (858) 384-5517 and enter the conference ID number 13645496, or access the webcast replay at www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. operates 64 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company also owns and operates 19 Bagger Dave's restaurants in Indiana, Michigan and Ohio. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release and the Company’s November 8, 2016 earnings conference call contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's spinoff, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
Revenue	$46,688,629	$47,077,816	$141,492,474	$123,389,986

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	12,909,954	13,505,404	39,664,279	35,514,577
Compensation costs	12,224,965	13,035,995	37,115,686	32,944,958
Occupancy costs	3,437,155	3,529,935	9,659,075	8,334,752
Other operating costs	10,206,848	10,480,932	29,929,945	26,252,961
General and administrative expenses	3,284,634	4,027,338	8,762,371	12,199,188
Pre-opening costs	96,316	653,789	1,017,799	2,323,679
Depreciation and amortization	5,174,075	4,452,436	13,883,975	10,860,459
Impairment and loss (gain) on asset disposal	157,082	532,124	(386,541)	3,000,591
Total operating expenses	47,491,029	50,217,953	139,646,589	131,431,165

Operating profit (loss)	(802,400)	(3,140,137)	1,845,885	(8,041,179)

Interest expense	(1,439,227)	(1,842,640)	(4,324,729)	(2,833,898)
Other income, net	12,819	34,475	97,724	778,736

Loss before income taxes	(2,228,808)	(4,948,302)	(2,381,120)	(10,096,341)

Income tax benefit	(839,683)	(1,366,767)	(1,239,974)	(3,459,105)

Net loss	$(1,389,125)	$(3,581,535)	$(1,141,146)	$(6,637,236)

Basic earnings per share	$(0.05)	$(0.14)	$(0.04)	$(0.25)
Fully diluted earnings per share	$(0.05)	$(0.14)	$(0.04)	$(0.25)

Weighted average number of common shares outstanding
Basic	26,625,615	26,251,621	26,434,238	26,184,219
Diluted	26,625,615	26,251,621	26,434,238	26,184,219

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS	September 25, 2016	December 27, 2015
	(unaudited)
Current assets
Cash and cash equivalents	$4,254,669	$14,200,528
Accounts receivable	476,500	620,942
Inventory	1,814,624	1,934,584
Other assets	2,392,158	1,618,429
Total current assets	8,937,951	18,374,483

Deferred income taxes	15,286,918	13,320,177
Property and equipment, net	77,985,060	79,189,661
Intangible assets, net	3,339,942	3,638,716
Goodwill	50,097,081	50,097,081
Other long-term assets	240,728	1,152,377
Total assets	$155,887,680	$165,772,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,702,825	$7,807,552
Accrued compensation	1,842,645	3,087,883
Other accrued liabilities	2,632,650	3,663,211
Current portion of long-term debt	10,224,450	9,891,825
Current portion of deferred rent	334,637	396,113
Total current liabilities	20,737,207	24,846,584

Deferred rent, less current portion	3,041,891	2,826,210
Unfavorable operating leases	611,324	671,553
Other long-term liabilities	5,602,282	4,463,631
Long-term debt, less current portion	111,120,286	116,364,165
Total liabilities	141,112,990	149,172,143

Stockholders' equity
Common stock - $0.0001 par value; 100,000,000 shares authorized; 26,633,161 and 26,298,725, respectively, issued and outstanding	2,587	2,584
Additional paid-in capital	36,509,603	36,136,332
Accumulated other comprehensive loss	(2,064,457)	(1,006,667)
Accumulated deficit	(19,673,043)	(18,531,897)
Total stockholders' equity	14,774,690	16,600,352

Total liabilities and stockholders' equity	$155,887,680	$165,772,495

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 25, 2016	September 27, 2015
Cash flows from operating activities
Net loss	$(1,141,146)	$(6,637,236)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	13,883,975	10,860,459
Amortization of debt discount and loan fees	178,287	60,574
Amortization of gain on sale-leaseback	(117,907)	(272,454)
Impairment and loss (gain) on asset disposals	(386,541)	3,000,591
Share-based compensation	351,377	285,823
Deferred income taxes	(1,421,818)	(3,553,903)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	144,442	775,735
Inventory	119,960	(226,568)
Other assets	(773,729)	(1,249,065)
Intangible assets	(26,986)	(239,621)
Other long-term assets	911,649	(846,583)
Accounts payable	(1,393,754)	2,992,491
Accrued liabilities	(2,621,955)	641,756
Deferred rent	154,205	183,365
Net cash provided by operating activities	7,860,059	5,775,364

Cash flows from investing activities
Proceeds from sale of investments	—	2,952,302
Proceeds from sale of property and equipment	1,134,717	—
Purchases of property and equipment	(13,936,969)	(19,776,752)
Acquisition of business, net of cash acquired	—	(54,041,489)
Net cash used in investing activities	(12,802,252)	(70,865,939)

Cash flows from financing activities
Proceeds from issuance of long-term debt	8,609,154	67,753,463
Repayments of long-term debt	(13,634,717)	(5,666,667)
Payment of loan fees	—	(556,157)
Proceeds from employee stock purchase plan	31,223	58,232
Tax withholdings for restricted stock units	(9,326)	—
Repurchase of stock	—	(98,252)
Stock options exercised	—	74,999
Net cash (used in) provided by financing activities	(5,003,666)	61,565,618

Net decrease in cash and cash equivalents	(9,945,859)	(3,524,957)

Cash and cash equivalents, beginning of period	14,200,528	18,688,281

Cash and cash equivalents, end of period	$4,254,669	$15,163,324

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net loss and Restaurant-Level and Adjusted EBITDA

	Three Months Ended (unaudited)		Nine Months Ended (unaudited)
	September 25, 2016	September 27, 2015	September 25, 2016	September 27, 2015
Net income (loss)	$(1,389,125)	$(3,581,535)	$(1,141,146)	$(6,637,236)
+ Income tax benefit	(839,683)	(1,366,767)	(1,239,974)	(3,459,105)
+ Interest expense	1,439,227	1,842,640	4,324,729	2,833,898
+ Other income, net	(12,819)	(34,475)	(97,724)	(778,736)
+ Loss (gain) on disposal of property and equipment	157,082	532,124	(386,541)	3,000,591
+ Depreciation and amortization	5,174,075	4,452,436	13,883,975	10,860,459
EBITDA	4,528,757	1,844,423	15,343,319	5,819,871
+ Pre-opening costs	96,316	653,789	1,017,799	2,323,679
+Non-recurring expenses (Restaurant level)	—	787,604	543,295	874,031
+Legal reserve	—	—	—	1,950,000
+Non-recurring expenses (Corporate level)	408,220	810,312	717,386	1,149,763
Adjusted EBITDA	5,033,293	4,096,128	17,621,799	12,117,344
Adjusted EBITDA margin (%)	10.8%	8.7%	12.5%	9.8%
+ General and administrative	3,284,634	4,027,338	8,762,371	12,199,188
+Non-recurring expenses	(408,220)	(810,312)	(717,386)	(3,099,763)
Restaurant–Level EBITDA	7,909,707	7,313,154	25,666,784	21,216,769
Restaurant–Level EBITDA margin (%)	16.9%	15.5%	18.1%	17.2%
(1)Restaurant-Level EBITDA represents net income (loss) attributable to DRH plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to non-controlling interest and non-recurring expenses related to acquisitions, equity offerings or other one-off transactions. Adjusted EBITDA represents net income (loss) attributable to DRH plus the sum of restaurant pre-opening costs, loss on property and equipment disposals, the change in fair value of derivative instruments, depreciation and amortization, other income and expenses, interest, taxes, income attributable to non-controlling interest, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide an additional metric by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income, we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.
Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, both which are non-recurring at the restaurant level. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level

EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures, including the following:

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect our current capital expenditures or future requirements for capital expenditures;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, associated with our indebtedness;

•
Restaurant-Level EBITDA and Adjusted EBITDA do not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor do Restaurant-Level EBITDA and Adjusted EBITDA reflect any cash requirements for such replacements;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect disposals or other non-recurring income and expenses;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect changes in fair value of derivative instruments;

•	Restaurant-Level EBITDA and Adjusted EBITDA do not reflect restaurant pre-opening costs; and

•	Restaurant-Level EBITDA does not reflect general and administrative expenses.